UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2007

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction	(SEC Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No)

226 Landis Avenue, Vineland, New Jersey		08360
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(856) 691 - 7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant approved an amendment and restatement of the Management Change in Control Severance Agreements between the Registrant and certain named executive officers (A. Bruce Dansbury, Chief Operating Officer; Dan A. Chila, Executive Vice President and Chief Financial Officer; and Bart A. Speziali, Executive Vice President).  The agreement amendments provide for inclusion of a severance payment related to a future termination of employment unrelated to a change in control transaction equal to 15 months of base salary and bonus pay, plus continuation of medical and dental coverage for a period of 18 months, addition of non-compete limitations on such executives if they terminate employment and receive such severance benefits unrelated to a change in control transaction, and a non-solicitation of business and employees restriction following such termination of employment.  Such agreement amendments also include extending the term of each agreement  for a new term, ending December 31, 2009, and an automatic annual renewal provision was added in each agreement, unless the Registrant notifies the executive by October 1 of any year that such agreement shall not be automatically extended as of the next December 31.  See Exhibit 10.1 for a Form of such Management Change in Control Severance Agreement, as amended and restated, applicable to these three individuals.  In addition, the Registrant amended and restated the Management Change in Control Severance Agreements between the Registrant and the Chairman of the Board, Bernard A. Brown, and the Vice-Chairman of the Board, Sidney R. Brown, providing for a new term for such agreements, ending as of December 31, 2010, and an automatic annual renewal provision was included in each agreement, unless the Registrant notifies the executive by October 1 of any year that such agreement shall not be automatically extended as of the next December 31.  See Exhibits 10.2 and 10.3, respectively, for such Management Change in Control Severance Agreement, as amended and restated, applicable to these two individuals.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 18, 2007, the Company amended its bylaws to permit book-entry shares and participation in the Direct Registration System (DRS).  A complete copy of the Company's bylaws, as amended, is filed with this Form 8-K as an exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Sun Bancorp, Inc.

10.1
Form of such Management Change in Control Severance Agreement, as amended and restated (A. Bruce Dansbury, Chief Operating Officer; Dan A. Chila, Executive Vice President and Chief Financial Officer; and Bart A. Speziali, Executive Vice President)

10.2	Management Change in Control Severance Agreement, as amended and restated, for Chairman of the Board, Bernard A. Brown.

10.3	Management Change in Control Severance Agreement, as amended and restated, for Vice-Chairman of the Board, Sidney R. Brown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date: October 24, 2007	/s/ Dan A. Chila
Dan A. Chila
Executive Vice President and Chief Financial Officer